Exhibit 32

CERTIFICATION OF EXECUTIVE OFFICERS*

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Affinia Group Intermediate Holdings Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry R. McCormack
Terry R. McCormack President and Chief Executive Officer August 13, 2009

/s/ Thomas H. Madden
Thomas H. Madden Senior Vice President and Chief Financial Officer August 13, 2009

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.